EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-197070 on Form S-8 of Hydrocarb Energy Corp. (the “Company”), of our report dated November 13, 2014, relating to the consolidated financial statements of the Company and subsidiaries appearing in the Annual Report on Form 10-K of the Company for the year ended July 31,  2014, and 2013.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

November 13, 2014